UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/19/2006

Valero Energy Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13175

Delaware	74-1828067
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Valero Way
San Antonio, Texas
(Address of principal executive offices, including zip code)

(210) 345-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Valero Energy Corporation (the "Company") made certain long-term incentive awards to its named executive officers (as defined in Item 402(a)(3) of Regulation S-K) on October 19, 2006.

Stock Options. Options to purchase shares of common stock, $0.01 par value ("Common Stock"), of the Company (the "Options") were issued to six named executives of the Company in the quantities listed below. The Options were granted pursuant to the Company's 2005 Omnibus Stock Incentive Plan (the "2005 OSIP"). The Options have a term of seven years and vest in annual one-fifth increments beginning on the first anniversary of the grant date. The Options have an exercise price of $52.545, representing the average of the high and low sales prices per share of the Common Stock on the New York Stock Exchange on the date of grant (as required per the terms of the 2005 OSIP).

Name, Title, Option Shares

William E. Klesse, Chief Executive Officer, 75,400

Gregory C. King, President, 31,750

Michael S. Ciskowski, Executive Vice President and Chief Financial Officer, 16,000

Richard J. Marcogliese, Executive Vice President-Operations, 14,350

S. Eugene Edwards, Executive Vice President-Corporate Development and Strategic Planning, 12,088

Joseph W. Gorder, Executive Vice President-Marketing and Supply, 12,087

Restricted Stock. Shares of restricted Common Stock of the Company ("Restricted Shares") were issued to six named executives of the Company in the quantities listed below. The Restricted Shares were granted pursuant to the 2005 OSIP. The Restricted Shares vest in annual one-fifth increments beginning on the first anniversary of the grant date.

Name, Title, Restricted Shares

William E. Klesse, Chief Executive Officer, 28,730

Gregory C. King, President, 12,100

Michael S. Ciskowski, Executive Vice President and Chief Financial Officer, 6,120

Richard J. Marcogliese, Executive Vice President-Operations, 5,460

S. Eugene Edwards, Executive Vice President-Corporate Development and Strategic Planning, 4,605

Joseph W. Gorder, Executive Vice President-Marketing and Supply, 4,605

Performance Share Awards. Awards of performance shares were granted to six named executive officers of the Company in the quantities stated below. The performance shares were granted pursuant to the terms of the Company's 2005 OSIP. The performance shares are payable in shares of Common Stock. The performance shares will vest annually in one-third increments beginning in January 2008 upon verification of the Company's attainment of certain performance standards as determined by the Committee. Upon vesting, the performance shares are converted into a number of shares of Common Stock based upon the Company's total shareholder return during rolling three-year periods that end on December 31 of each year prior to the scheduled vesting date. At the end of each performance period, the Company's total shareholder return is compared to its peer group and is ranked by quartile. Holders of the performance shares then earn 0 percent, 50 percent, 100 percent or 150 percent of that portion of the initial grant that is vesting, depending upon whether the Company's total shareholder return is in the last, third, second or first quartile, respectively; holders earn 200 percent if the Company is the highest ranking entity in the peer group.

Name, Title, Performance Shares

William E. Klesse, Chief Executive Officer, 23,620

Gregory C. King, President, 9,950

Michael S. Ciskowski, Executive Vice President and Chief Financial Officer, 5,030

Richard J. Marcogliese, Executive Vice President-Operations, 4,490

S. Eugene Edwards, Executive Vice President-Corporate Development and Strategic Planning, 3,785

Joseph W. Gorder, Executive Vice President-Marketing and Supply, 3,785

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.01        Valero Energy Corporation 2005 Omnibus Stock Incentive Plan, as amended and restated effective October 1, 2005 -- incorporated by reference to Exhibit 10.01 to Valero's Current Report on Form 8-K dated October 20, 2005, and filed October 26, 2005.

10.02        Form of Restricted Stock Agreement pursuant to the 2005 Omnibus Stock Incentive Plan -- incorporated by reference to Exhibit 10.02 to Valero's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

10.03        Form of Stock Option Agreement pursuant to the 2005 Omnibus Stock Incentive Plan -- incorporated by reference to Exhibit 10.03 to Valero's Current Report on Form 8-K dated October 20, 2005, and filed October 26, 2005.

10.04        Form of Performance Award Agreement -- incorporated by reference to Exhibit 10.02 to Valero's Current Report on Form 8-K dated January 18, 2006, and filed January 20, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero Energy Corporation

Date: October 23, 2006	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary